                                                         Item 6 (a), Exhibit 11


                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods

                                                                July 1, 1999                January 1, 1999
                                                                   through                      through
                                                             September 30, 1999           September 30, 1999
                                                         -----------------------        --------------------
                                                                 (unaudited)                  (unaudited)
Net Income (Loss)                                                  $   (8,452)                  $  (12,203)
                                                                   ==========                   ==========

Weighted Average Number of Common Shares Outstanding
                                                                    2,210,434                    2,210,434
                                                                   ==========                   ==========

Earnings per Common Share                                          $    (0.01)                  $    (0.01)
                                                                   ==========                   ==========


                                                                July 1, 1998                January 1, 1998
                                                                   through                      Through
                                                             September 30, 1998           September 30, 1998
                                                         ----------------------          -------------------
                                                                 (unaudited)                  (unaudited)
Net Income (Loss)                                                   $    7,074                   $    1,634
                                                                    ==========                   ==========

Weighted Average Number of Common Shares Outstanding
                                                                     2,210,434                    2,210,434
                                                                    ==========                   ==========

Earnings per Common Share                                           $     0.00                   $     0.00
                                                                    ==========                   ==========